Exhibit 10.2

NONSTATUTORY STOCK OPTION AGREEMENT

NONSTATUTORY STOCK OPTION AGREEMENT, dated and made effective as of the ______ day of __________ _____ , between PARALLEL PETROLEUM CORPORATION, a Delaware corporation (the “Company”), and ___________ (“Director”), a non-employee director of the Company.

To carry out the purposes of the PARALLEL PETROLEUM CORPORATION [1997] [2001] NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN (the “Plan”), by affording Director the opportunity to purchase shares of common stock of the Company (“Stock”), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Director hereby agree as follows:

1.              Grant of Option. The Company hereby irrevocably grants to Director the right and option (“Option”) to purchase all or any part of an aggregate of _______shares of Stock, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. This Option shall not be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.              Purchase Price. The per share purchase price of Stock purchased pursuant to the exercise of this Option shall be $________, which has been determined to be the fair market value of the Stock at the date of grant of this Option. For all purposes of this Agreement, the fair market value of the Stock shall be determined in accordance with the provisions of the Plan.

3.              Exercise of Option. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised by written notice to the Company at its principal executive office addressed to the attention of its President or Chief Executive Officer, at any time and from time to time on and after_______, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined in accordance with the following vesting schedule:

Percentage of Shares That
Vesting Dated:	May be Purchased

This Option is not transferable by Director otherwise than by will or the laws of descent and distribution, and may be exercised only by Director during Director’s lifetime and while Director remains a director of the Company, except that:

a)              If Director ceases to be a director of the Company because of disability (within the meaning of Section 22(e)(3) of the Code), this Option may be exercised in full by Director (or Director’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) at any time during the period of one year following such termination.

(b)           If Director dies while he is a director of the Company, Director’s estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director, may exercise this Option in full at any time during the period of one year following the date of Director’s death.

(c)            If Director ceases to be a director of the Company for any reason other than as described in (a) or (b) above, unless Director is removed for cause, this Option may be exercised by Director at any time during the period of three months following the date Director ceases to be a director of the Company, or by Director’s estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) during a period of one year following Director’s death if Director dies during such three-month period, but in each case only as to the number of shares Director was entitled to purchase hereunder upon exercise of this Option as of the date Director’s position as a director of the Company so terminates. For purposes of this Agreement, “cause” shall mean Director’s gross negligence or willful misconduct in the performance of his duties as a director, or Director’s final conviction of a felony or of a misdemeanor involving moral turpitude.

This Option shall not be exercisable in any event after the expiration of ten years from the date of grant hereof. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), (b) by delivering to the Company shares of Stock having a fair market value equal to the purchase price, or (c) any combination of (a) or (b). No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof; rather, Director shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Director, Director (or the person permitted to exercise this Option in the event of Director’s death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

4.              Status of Stock. Director agrees that the shares of Stock which Director may acquire by exercising this Option shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the shares under the Securities Act of 1933, as amended (the “Act”) and applicable state securities laws or an applicable exemption from the registration requirements of the Act and any applicable state securities laws. Director also agrees that the shares of Stock which Director may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state.

In addition, Director agrees (i) that the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

5.              Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Director.

6.              Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Director has executed this Agreement all as of the day and year first above written.

PARALLEL PETROLEUM CORPORATION

By: __________________________________

_________________, President

_____________________________________

(Name of Non-Employee Director)

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